UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2007

CONSOLIDATED ENERGY, INC.

(Exact name of registrant as specified in its charter)

Wyoming	3630	86-0852222
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Id No.)

76 George Road, Betsy Layne, Kentucky	41605
(Address of principal executive offices)	(zip code)

(606) 478-1333

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17

CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR

240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

On July 12, 2007, Consolidated Energy, Inc. (the “Company”) filed a Voluntary Petition under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Kentucky (the “Court”).  At this filing date, the Company is serving as "debtor-in-possession".

Effective July 12, 2007, the Company has engaged Vulcan Services Corporation (“Vulcan”), subject to the approval of the Court, to manage the Company during the period that the Company is operating pursuant to the Bankruptcy Code.  The principal terms of the agreement, which is subject to supervision and direction by the Company’s Board of Directors, are Vulcan will (i) be responsible for day-to-day oversight of operations of the Company, (ii) provide personnel, (iii) provide oversight of the coal mining operations, relationships with employees, customers and vendors, and (iv) manage the mines, processing plant, and other facilities.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED ENERGY, INC.

Dated: July 17, 2007

By: /s/ Joseph Jacobs

Name: Joseph Jacobs

Title: President and Chief Operating Officer